UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34075 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214

Reno, NV 89511

(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

          On March 10, 2009, the Company entered into a Letter of Intent (the “Letter of Intent”) with Nevada Eagle Resources LLC, a wholly owned subsidiary of Gryphon Gold Corporation (“NER”). The Company and NER are also parties to a 10-year Lease Agreement with Option to Purchase entered into March 1, 2006, and a Letter of Intent with NER for the Morgan Pass property in Elko County, Nevada signed on May 20, 2008.

          Under the Letter of Intent, the Company and NER agreed to negotiate and enter into an Exploration Agreement with Option to form Joint Venture (the “Agreement”) on the Argentite gold property upon the earlier occurrence of: the gold price exceeding $1,000 per ounce for more than 25 consecutive business days, or after 90 days from the date of signing the Letter of Intent. The property that is the subject of the Letter of Intent consists of eight claims in Esmeralda County, Nevada, plus any additional claims staked within two miles from the exterior boundaries of the claims (the “Property”). The Letter of Intent also contemplates that in connection with the Agreement both parties will negotiate the terms of a certain exclusive option and earn-in agreement between the Company and NER to earn an undivided fifty-one (51%) interest in the Property once the Company has satisfied its work expenditure requirements in the total amount of $750,000 to be expended annually beginning at $50,000 and increasing up to $250,000 per year, over a five (5) year period (the “Work Expenditure Requirements”).

          The Letter of Intent also provides that the Agreement will provide for the following payments to be made by the Company to NER: $2,500 upon execution of the Letter of Intent, $8,000 upon signing of the Agreement, $10,000 by the first anniversary of the Agreement, $15,000 on the second anniversary, $20,000 by the third anniversary and $25,000 by the fourth anniversary all of which to be creditable against the Work Expenditure Requirements. In addition, the Letter of Intent contemplates that the Agreement will provide that upon the Company’s completion of its Work Expenditure Requirements, in connection with the Company’s earned 51% interest in the Property, the Company will pay at least $100,000 per year for work on the Property. In addition, the Letter of Intent contemplates that the Agreement will provide that after the Company has earned its 51% interest in the Property, NER will grant the Company an option to increase its interest in the Property to up to seventy percent (70%) which increase will be dependent on and subject to the completion of certain milestones and satisfaction of additional capital expenditure requirements as specifically set forth in the Letter of Intent.

          The foregoing description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

          On March 10, 2009, the Company issued a Press Release relating to the entry of a Letter of Intent with Nevada Eagle Resources LLC for Argentite Property.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter of Intent dated March 10, 2009
99.1	Press Release dated March 10, 2009 announcing entry into Letter of Intent with Nevada Eagle Resources LLC

          The information set forth under Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

          Portions of this report constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: March 13, 2009	By: /s/ Robert M. Shields, Jr.

Robert M. Shields, Jr.

Chief Executive Officer

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